GPS FUNDS II
FIRST AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of  ______________, 2012, to the Fund Accounting Servicing Agreement dated as of March 31, 2011 (the “Agreement”), is entered into by and between GPS Funds II, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add new funds and to amend the fees; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GPS FUNDS II	U.S. BANCORP FUND SERVICES, LLC

By:	By:

Name:	Name: Michael R. McVoy

Title:	Title: Executive Vice President

2012	1

Amended Exhibit A
to the
Fund Accounting Servicing Agreement

GPS Funds II

Separate Series of GPS Funds II

Name of Series
GuidePath Strategic Asset Allocation Fund
GuidePath Tactical Constrained Asset Allocation Fund
GuidePath Tactical Unconstrained Asset Allocation Fund
GuidePath Absolute Return Asset Allocation Fund
GuideMark Opportunistic Fixed Income Fund
GuideMark Global Real Return Fund
GuidePath Multi-Asset Income Asset Allocation Fund
GuidePath Fixed Income Allocation Fund
GuidePath Altegris Multi-Strategy Alternative Allocation Fund

2012	2

Amended Exhibit B
to the Fund Accounting Servicing Agreement – GPS Funds II

GPS Funds II – Fee Schedule effective August 1, 2012
Annual fee based upon assets in the fund family:
 [  ] basis points on the first $[  ] billion
 [  ] basis points on the next $[  ] billion
 [  ] basis points on the balance
Minimum annual fee*: $[  ] for  the aggregate of the funds

The monthly fee that is charged is the greater of the fee based upon assets or the minimum fee.

Multiple Class Fee* - $[  ] annually for each class beyond the first class (waived during the first [  ] months of operations and tiered as listed below for months [  ] through [  ]).

* The fee based upon assets as defined above in this fee schedule will be applicable monthly from the inception of each fund.  However, the minimum annual fee of $[  ] is waived for each fund during the first [  ] months of operations.  After the first [  ] months, the following tiered minimum annual fee schedule applies during months [  ] through [  ] of operations:

[  ]% of the minimum annual fee in months [  ], [  ] & [  ]
[  ]% of the minimum annual fee in months [  ], [  ] & [  ]
[  ]% of the minimum annual fee in months [  ], [  ] & [  ]
[  ]% of the minimum annual fee in month [  ] and beyond

Chief Compliance Officer Support Services:  Trust level annual fee - $[  ] per year.

Extraordinary services - quoted separately
Conversion estimate - one month’s fee (if necessary)

Pricing service fees are as follows:
$[  ] Domestic and Canadian Equities/Options
$[  ] Corp/Gov/Agency Bonds/International Equities/Futures/Currency Rates
$[  ] CMOs/Municipal Bonds/Money Market Instruments/International Bonds
$[  ] - Bank Loans
$[  ] - Credit Default Swaps/Swaptions
$[  ] - Basic Interest Rate Swaps
$[  ]  /Fund per Month - Mutual Fund Pricing
$[  ] /Foreign Equity Security per Month for Corporate Action Service
$[  ] /Domestic Equity Security per Month for Corporate Action Service
$[  ]  /Month Manual Security Pricing (>10/day)

Factor Services (BondBuyer)
$[  ] /CMO/Month
$[  ] /Mortgage Backed/Month
$[  ]  /Month Minimum/Fund Group

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change.  Use of alternative sources may result in additional fees.

All fees are billed monthly plus out-of-pocket expenses, including pricing service fees.

2012	3